AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION VIA EDGAR

                                                      REGISTRATION NO. _______



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1993

                             MOTOR CLUB OF AMERICA
            (Exact name of registrant as specified in its charter)

                           NEW JERSEY                       22-0747730
                    (State or other jurisdiction of        (I.R.S. Employer
                    incorporation or organization)         Identification No.)

         95 Route 17 South, Paramus, New Jersey 07653   (201) 291-2000
   (Address including zip code and telephone number, including area code of
                   Registrant's Principal Executive Offices)

                             MOTOR CLUB OF AMERICA
                            1987 STOCK OPTION PLAN
                            1992 STOCK OPTION PLAN
                           (Full title of the plan)

                          Stanley U. North III, Esq.
          Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A.
                             One Riverfront Plaza
                           Newark, New Jersey 07102
                                (973) 643-7000

       (Name, address including zip code and telephone number, including area code, of agent for service)





                        Calculation Of Registration Fee



Title of securities to be  	Amount to be     Proposed maximum    		  Proposed maximum		Amount of registration
    registered  			 registered	  offering price per unit(1)  aggregate offering price	  		fee
Common Stock, $.50  		200,000				 $16.25 					$3,250,000				$958.75
  par value

(1)	Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

      This Registration Statement has been prepared in accordance with the requirements of Form S-8 and Form S-3. The Form S-8 portion of this Registration Statement will be used for offers of Common Stock of the Registrant pursuant to the Registrant's 1987 Stock Option Plan (the "1987 Plan") and the 1992 Stock Option Plan (the "1992 Plan"). The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and will be used for reofferings or resales of Common Stock to be acquired by the class of persons named therein pursuant to the Registrant's 1987 and 1992 Plans. A cross reference sheet is provided for such prospectus.

                           MOTOR CLUB OF AMERICA

                             _________________

                           Cross-Reference Sheet
                 Pursuant to Item 501(b) of Regulation S-K


		 FORM S-3 ITEM AND HEADING						LOCATION IN PROSPECTUS

I.	   Forepart of Registration Statement and			Front Cover Page
       Outside Front Cover Page of Prospectus

II.	   Inside Front and Outside Back Cover Pages		Inside Front Cover Page
       of Prospectus

III.   Summary Information, Risk Factors and			The Company
       Ratio of Earnings to Fixed Charges

IV.    Use of Proceeds									Not applicable

V.     Determination of Offering Price					Not applicable

VI.    Dilution											Not applicable

VII.   Selling Security Holders							Selling Stockholders

VIII.  Plan of Distribution								Plan of Distribution

IX.    Description of Securities to be Registered		Not applicable

X.     Interests of Named Experts and Counsel			Legal Matters; Experts

XI.    Material Changes									Not applicable

XII.   Incorporation of Certain Information by			Incorporation of Certain
	   Reference										Documents by Reference

XIII.  Disclosure of Commission Position on				Indemnification
       Indemnification for Securities Act
       Liabilities

PROSPECTUS

                           MOTOR CLUB OF AMERICA

                      200,000 Shares of Common Stock
                        (par value $.50 per share)

      This Prospectus relates to the offer and sale of shares of Common Stock of MOTOR CLUB OF AMERICA (the "COMPANY"), par value $.50 per share (the "COMMON STOCK"), which may be offered hereby from time to time by any and/or all of the selling stockholders as described herein (the "SELLING STOCKHOLDERS") for their own benefit. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

      All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the National Association of Securities Dealers Automated Quotation (NASDAQ) system, or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders.

      The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

      The Common Stock of the Company is listed on the NASDAQ National Market System under the symbol MOTR. On May 19, 1998 the last reported closing price of the Company's Common Stock on the NASDAQ National Market System was $16.25.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which, or to any person to whom such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company or in any other information contained herein since the date of the Prospectus.

                   ______________________________

The date of this Prospectus is May 21, 1998.

                             TABLE OF CONTENTS

                                                                      PAGE
																	  ----

Available Information....................................................3

Incorporation of Certain Documents By Reference..........................3

The Company..............................................................4

Selling Stockholders.....................................................4

Plan of Distribution.....................................................6

Legal Matters............................................................6

Experts..................................................................6

Indemnification..........................................................7

                           AVAILABLE INFORMATION


      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other such information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC, located at 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or from the SEC's website at http://www.sec.gov.

      In addition, the Company's Common Stock is listed on the NASDAQ National Market System and similar information concerning the Company can be inspected and copied at the National Association of Securities Dealers offices at its Corporate Financing Department, Executive Office, 1735 K Street, N.W., Washington, D.C.

      This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which the Company has filed with the SEC. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which may be inspected at or obtained at prescribed rates from the Public Reference Section of the SEC.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the SEC are incorporated hereby by reference:

      A. The Company's Annual Report on Form 10-K for the fiscal year ended
	     December 31, 1997, filed pursuant to Section 13(a) of the Exchange Act.

	  B. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed pursuant to Section 13(a) of the Exchange Act.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all such securities offered hereby have been sold or which deregisters all securities then remaining to be sold shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Patrick J. Haveron, Executive Vice President and Chief Financial Officer, MOTOR CLUB OF AMERICA, 95 Route 17 South, Paramus, New Jersey 07653, telephone number (201) 291-2000.

                                THE COMPANY

      The Corporation was incorporated in the state of New Jersey in 1933, and is the successor to a New Jersey corporation organized in 1926. The executive offices of Motor Club of America are at 95 Route 17 South, Paramus, New Jersey 07653, and its telephone number is (201) 291-2000


                           SELLING STOCKHOLDERS

      The shares of Common Stock covered by this Prospectus are being registered for reoffers and resales by Selling Stockholders of the Company who may acquire such shares pursuant to the exercise of options granted or to be granted under the Company's 1987 Stock Option Plan (the "1987 Plan") and 1992 Stock Option Plan (the "1992 Plan"). The Selling Stockholders named below may reoffer and resell all, a portion, or none of the shares that they acquire pursuant to the exercise of options under the Plan.

      Key employees of the Company who may acquire Common Stock under the Plan may be added, from time to time, to the table of Selling Stockholders listed below, either by a post-effective amendment hereto or by a prospectus supplement filed pursuant to Rule 424(c) under the Securities Act.

      The following table shows the names of the Selling Stockholders, their positions with the Company, the number of shares of Common Stock known by the Company to be beneficially owned by each of the Selling Stockholders as of the date hereof, the number of shares owned by each of the Selling Stockholders subject to the Stock Options covered by this Prospectus and the amount of and the percentage (if one percent or more) of the Common Stock to be owned by each Selling Stockholder if he or she were to exercise of all the Options he or she has been granted to the date of this Registration Statement:


SELLING SHAREHOLDER      	POSITION WITH COMPANY	NUMBER OF SHARES OF 	NUMBER OF SHARES OF
                                                       COMMON STOCK        	COMMON STOCK        	SHARES TO BE OWNED UPON EXERCISE
                                                    BENEFICIALLY OWNED   	SUBJECT TO OPTION              OF ALL OPTIONS
                                                                                                  NUMBER              PERCENT
Stephen A. Gilbert            President and Chief         28,000              25,000              45,500               1.1%
                              Executive Officer
George Meyers                 Vice President               5,000               8,750              20,000                 *
Charles Pelosi                Vice President               9,750               5,000              14,750                 *
Myron Rogow                   Vice President               6,450               8,750              11,450                 *
Patrick J. Haveron            Executive Vice               9,350              18,750              14,350                 *
                              President and Chief
                              Financial Officer
Robert Farnam                 Assistant Vice               3,500               4,000               6,000                 *
                              President
Thomas McCaffery              Assistant Vice               1,500               4,000               4,000                 *
                              President
Joseph Mariani                Assistant Vice               3,500               4,000               6,000                 *
                              President
Wallace Weber                 Assistant Vice               2,100               3,250               4,600                 *
                              President
Peter Barbano                 Secretary and Assoc.         3,500               2,500               6,000                 *
                              General Counsel
Bruce Patterson               Vice President               6,250               6,750              12,250                 *

                           PLAN OF DISTRIBUTION


      Any shares of Common Stock sold pursuant to this Prospectus will be sold by the Selling Stockholders for their own accounts and they will receive all proceeds from any such sales. The Company will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Selling Stockholders will acquire the shares covered by this Prospectus, which funds, if any, will be used for working capital or other corporate purposes. The Selling Stockholders have not advised the Company of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on the NASDAQ National Market System at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise, at prices related to such prevailing market price or otherwise. If shares of Common Stock are sold through brokers, the Selling Stockholders may pay customary brokerage commissions and charges. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      There can be no assurances that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.


                               LEGAL MATTERS


      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., Newark, New Jersey.


                                  EXPERTS

      The consolidated balance sheets as of December 31, 1997 and 1996, and the consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this prospectus, have been incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                              INDEMNIFICATION

      The Company's Certificate of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the New Jersey Business Corporation Act, as it is now or hereafter may be in effect, indemnify a director, officer or other agent of the Company against his liabilities in connection with any proceeding by or in the right of the Company to procure a judgment in its favor which involves such person by reason of his being or having been such officer, director or other agent; provided, however, that no indemnification shall be made to or on behalf of the Company if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his loyalty to the Company or its shareholders,
(b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

      The Company currently maintains policies of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors and/or officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.DOCUMENTS INCORPORATED BY REFERENCE

      Motor Club of America (the "COMPANY") hereby incorporates by reference into this Registration Statement the following documents which have been filed by the Company with the Securities and Exchange Commission (the "SEC"):

      	(a)	The Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange
Act of 1934, as amended (the "EXCHANGE ACT").

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Certificate of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the New Jersey Business Corporation Act, as it is now or hereafter may be in effect, indemnify a director, officer or other agent of the Company against his liabilities in connection with any proceeding by or in the right of the Company to procure a judgment in its favor which involves such person by reason of his being or having been such officer, director or other agent; provided, however, that no indemnification shall be made to or on behalf of the Company if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his loyalty to the Company or its shareholders,
(b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

      The Company currently maintains policies of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors and/or officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8.EXHIBITS

EXHIBIT NUMBER				EXHIBIT

      4.1			Motor Club of America 1987 Stock Option Plan

      4.2			Motor Club of America 1992 Stock Option Plan

      4.3			Form of 1987 Stock Option Agreement

      4.4			Form of 1992 Stock Option Agreement

      5.1			Opinion of Sills Cummis Zuckerman Radin Tischman
	  				Epstein & Gross, P.A. as to Legality

      23.1			Consent of Sills Cummis Zuckerman Radin Tischman
	  				Epstein & Gross, P.A. (included in Exhibit 5.1)

      23.2			Consent of Coopers & Lybrand L.L.P.

      24			Powers of Attorney (included in the signature pages of
	  				this Registration Statement)


ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, post-effective amendments to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1993, as amended (the "SECURITIES ACT");
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each such post-effective amendment, and each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paramus, New Jersey, on the 20th day of May, 1998.

      					MOTOR CLUB OF AMERICA

      					By: /S/ PATRICK J. HAVERON
          					Patrick J. Haveron
          					Executive Vice President and Chief Financial Officer

                            POWERS OF ATTORNEY

      Each person whose signature appears below hereby authorizes and appoints Patrick J. Haveron his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, to sign and file on his behalf individually and in each such capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, as fully as such person could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


-----------------------		Chairman of the Board					May 21, 1998
Archer McWhorter

-----------------------		President, Chief Executive Officer,		May 21, 1998
Stephen A. Gilbert			Director

-----------------------		Executive Vice President,				May 21, 1998
Patrick J. Haveron			Chief Financial Officer, Director

-----------------------		Director								May 21, 1998
Robert S. Fried

-----------------------		Director								May 21, 1998
William E. Lobeck, Jr.

-----------------------		Director								May 21, 1998
James D. Pratt

-----------------------		Director								May 21, 1998
Alvin E. Swanner

-----------------------		Director								May 21, 1998
Malcolm Galatin

                               EXHIBIT INDEX

EXHIBIT
NO.    				CAPTION

4.1   				Motor Club of America 1987
      				Stock Option Plan

4.2   				Motor Club of America 1992
      				Stock Option Plan

4.3   				Form of 1987 Stock Option
      				Agreement

4.4   				Form of 1992 Stock Option
      				Agreement

5.1   				Opinion of Sills Cummis Zuckerman Radin Tischman
      				Epstein & Gross, P.A. as to Legality

23.1  				Consent of Sills Cummis Zuckerman Radin Tischman
      				Epstein & Gross, P.A.
      				(included in Exhibit 5.1)

23.2  				Consent of Coopers & Lybrand L.L.P.

24    				Powers of Attorney (included in the signature pages
      				of this Registration Statement)

                            EXHIBIT 4.1

                       MOTOR CLUB OF AMERICA
                      1987 STOCK OPTION PLAN


        AS ADOPTED AT THE 1987 COMPANY STOCKHOLDER MEETING


                       MOTOR CLUB OF AMERICA

                      1987 STOCK OPTION PLAN


1.     NAME AND EFFECTIVE DATE

        The name of this plan is the Motor Club of America 1987 Stock

Option Plan (Plan). The effective date of the Plan is September 25, 1987.

2.     SPONSOR

       The sponsor of the Plan is Motor Club of America (Company).

3.     PURPOSE

       The purpose of the Plan is to permit the Company to offer

incentives to key executives employed by it and its subsidiaries and affiliates through the grant to them of options to purchase the common stock of the Company, and to motivate such key executives to exert their best efforts on behalf of the Company.

4.     SHARES SUBJECT TO THE PLAN

       Options may be granted by the Company from time to time to key executives to purchase an aggregate of one hundred thousand (100,000)

shares of common stock, and such amount of shares hall be reserved for options granted under the Plan (subject to adjustment as provided at subparagraph 7(h), below). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares, or shares held by the Company in its treasury. If any option granted under the Plan shall terminate or expire, new options may be granted thereafter covering such shares.

5.     ADMINISTRATION OF THE PLAN

       The Plan shall be administered by a Stock Option Plan Committee

(Committee) duly appointed by the Board of Directors of the Company

(Board). The Committee shall interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions as it deems necessary or advisable to cause the Plan to operate in an effective manner. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

6.     GRANT OF OPTIONS

       From time to time as it may determine, the Committee shall designate those key executives of the Company to whom a grant of options is to be made. Such individuals shall be participants in the Plan.  At the time of making each grant, the Committee shall also designate (I) the number of shares of common stock to be covered by each option, (ii) the time or times when each option (or part thereof) shall be first exercisable, and (iii) the day upon which, if an option shall not have been exercised, it shall lapse and be null and void.

7.     TERMS AND CONDITIONS OF OPTIONS

       Each option granted under the Plan shall be evidenced by an

Agreement, in a form approved by the Committee. Such Agreement shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall deem appropriate.

       a) Option Period

       Each option Agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period.

       b) Option Price

        The Option price per share shall be specified by the Committee at the time each option is granted. Such price shall be the closing sale price of one share of common stock on the date of the grant.

       c) Exercise Date

        The Committee shall establish the date upon which each option, or any part thereof, may be first exercised. Such date may be immediately upon the grant of such option, or may be delayed until the participant has remained in the employ of the Company or a subsidiary or affiliate for a continuous period after the date of grant as shall be determined by the

Committee.

       d) Payment of Option Price Upon Exercise

       Each option shall provide that the purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the

Committee deems appropriate.

       e) Exercise in the Event of Death or Termination

       If a participant's employment is terminated because of his physical or mental disability or because he retires or dies, his options may be exercised, to the extent that he would have been entitled to do so on the date of such termination, by the participant if living, or if not by the person or persons to whom the right to exercise such options shall pass by operation of the participant's will or, if no person has such right, by his executors or administrators. Such exercise shall be made within three months from the date of termination.

       If a participant voluntarily resigns from the Company, or is terminated by the Company, options held by him shall lapse and be of no further force or effect.

       f) Nontransferability

       No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the participant, an option shall be exercisable only by him.

       g) Investment Representation - Resale Limitation

       Each option agreement shall provide that, as a condition for the making of an option grant to any participant in the Plan, the participant shall deliver to the Board at the time of the exercise of any option (in whole or in part) a written representation that the shares being acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Any shares delivered to a participant upon exercise of an option shall bear a legend limiting the transferability of such shares as provided by such representation.

       h) Adjustments

       In the event of a change in the common stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger,

consolidation, split-up, combination or exchange of shares or similar event, the number and kind of shares which shall be covered by the Plan,

and the number and kind of shares subject to outstanding options, along with the option price attaching to such shares, may be appropriately adjusted consistent with such change in a manner to be determined by the

Committee to prevent substantial dilution or enlargement of the rights granted to, or available to, participants in the Plan.

8.     NO RIGHTS AS SHAREHOLDERS

       No participant shall have any rights as a shareholder with respect to any shares subject to an option held by him prior to the date of issuance to him or a certificate or certificates for such shares.

9.     NO RIGHT TO CONTINUED SERVICE

       Neither the existence of the Plan, nor any option held under the

Plan shall grant to any person any right with respect to continued service with the Company or any subsidiary or affiliate thereof, nor shall they interfere in any way with the right of the Company or a subsidiary or affiliate thereof to terminate such service at any time.

10.    LEGAL COMPLIANCE

       The Plan and the grant of options thereunder, and the obligation of the Company to deliver shares upon exercise of options, shall be subject to approval of this Plan by the stockholders and to all applicable federal,

state or local laws, regulations and rules and to such approvals of competent government agencies as may, in the opinion of the Committee, be required.

11.    AMENDMENT AND TERMINATION

       The Board may from time to time amend, suspend or terminate the

Plan provided, however, that subject to the provisions of Subparagraph

7(h), above, no such amendment, suspension or termination shall alter or impair any option previously granted to any participant in the Plan,

without participant's written agreement.

                            EXHIBIT 4.2

                       MOTOR CLUB OF AMERICA
                      1992 STOCK OPTION PLAN


  AS ADOPTED AT THE COMPANY STOCKHOLDER MEETING HELD JUNE 3, 1992


                       MOTOR CLUB OF AMERICA

                      1992 STOCK OPTION PLAN


1.     NAME AND EFFECTIVE DATE

       The name of this plan is the Motor Club of America 1992 Stock

Option Plan (Plan). The effective date of the Plan is upon approval by the shareholders.

2.     SPONSOR

       The sponsor of the Plan is Motor Club of America (Company).

3.     PURPOSE

       The purpose of the Plan is to permit the Company to offer

incentives to key executives employed by it and its subsidiaries and affiliates through the grant to them of options to purchase the common stock of the Company, and to motivate such key executives to exert their best efforts on behalf of the Company.

4.     SHARES SUBJECT TO THE PLAN

       Options may be granted by the Company from time to time to key executives to purchase an aggregate of one hundred thousand (100,000)

shares of common stock, and such amount of shares hall be reserved for options granted under the Plan (subject to adjustment as provided at subparagraph 7(h), below). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares, or shares held by the Company in its treasury. If any option granted under the Plan shall terminate or expire, new options may be granted thereafter covering such shares.

5.     ADMINISTRATION OF THE PLAN

       The Plan shall be administered by a Stock Option Plan Committee

(Committee) duly appointed by the Board of Directors of the Company

(Board). The Committee shall interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions as it deems necessary or advisable to cause the Plan to operate in an effective manner. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

6.     GRANT OF OPTIONS

       From time to time as it may determine, the Committee shall designate those key executives of the Company to whom a grant of options is to be made. Such individuals shall be participants in the Plan.  At the time of making each grant, the Committee shall also designate (I) the number of shares of common stock to be covered by each option, (ii) the time or times when each option (or part thereof) shall be first exercisable, and (iii) the day upon which, if an option shall not have been exercised, it shall lapse and be null and void.

7.     TERMS AND CONDITIONS OF OPTIONS

       Each option granted under the Plan shall be evidenced by an

Agreement, in a form approved by the Committee. Such Agreement shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall deem appropriate.

       a) Option Period

       Each option Agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period.

       b) Option Price

       The Option price per share shall be specified by the Committee at the time each option is granted. Such price shall be the closing sale price of one share of common stock on the date of the grant.

       c) Exercise Date

       The Committee shall establish the date upon which each option, or any part thereof, may be first exercised. Such date may be immediately upon the grant of such option, or may be delayed until the participant has remained in the employ of the Company or a subsidiary or affiliate for a continuous period after the date of grant as shall be determined by the

Committee.

       d) Payment of Option Price Upon Exercise

       Each option shall provide that the purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the

Committee deems appropriate.

       e) Exercise in the Event of Death or Termination

       If a participant's employment is terminated because of his physical or mental disability or because he retires or dies, his options may be exercised, to the extent that he would have been entitled to do so on the date of such termination, by the participant if living, or if not by the person or persons to whom the right to exercise such options shall pass by operation of the participant's will or, if no person has such right, by his executors or administrators. Such exercise shall be made within three months from the date of termination.

       If a participant voluntarily resigns from the Company, or is terminated by the Company, options held by him shall lapse and be of no further force or effect.

       f) Nontransferability

       No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the participant, an option shall be exercisable only by him.

       g) Investment Representation - Resale Limitation

       Each option agreement shall provide that, as a condition for the making of an option grant to any participant in the Plan, the participant shall deliver to the Board at the time of the exercise of any option (in whole or in part) a written representation that the shares being acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Any shares delivered to a participant upon exercise of an option shall bear a legend limiting the transferability of such shares as provided by such representation.

       h) Adjustments

       In the event of a change in the common stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger,

consolidation, split-up, combination or exchange of shares or similar event, the number and kind of shares which shall be covered by the Plan,

and the number and kind of shares subject to outstanding options, along with the option price attaching to such shares, may be appropriately adjusted consistent with such change in a manner to be determined by the

Committee to prevent substantial dilution or enlargement of the rights granted to, or available to, participants in the Plan.

8.     NO RIGHTS AS SHAREHOLDERS

       No participant shall have any rights as a shareholder with respect to any shares subject to an option held by him prior to the date of issuance to him or a certificate or certificates for such shares.

9.     NO RIGHT TO CONTINUED SERVICE

       Neither the existence of the Plan, nor any option held under the

Plan shall grant to any person any right with respect to continued service with the Company or any subsidiary or affiliate thereof, nor shall they interfere in any way with the right of the Company or a subsidiary or affiliate thereof to terminate such service at any time.

10.    LEGAL COMPLIANCE

       The Plan and the grant of options thereunder, and the obligation of the Company to deliver shares upon exercise of options, shall be subject to approval of this Plan by the stockholders and to all applicable federal,

state or local laws, regulations and rules and to such approvals of competent government agencies as may, in the opinion of the Committee, be required.

11.    AMENDMENT AND TERMINATION

       The Board may from time to time amend, suspend or terminate the

Plan provided, however, that subject to the provisions of Subparagraph

7(h), above, no such amendment, suspension or termination shall alter or impair any option previously granted to any participant in the Plan,

without participant's written agreement.

                            EXHIBIT 4.3

                FORM OF 1987 STOCK OPTION AGREEMENT

                       MOTOR CLUB OF AMERICA

                    1987 STOCK OPTION AGREEMENT


Option Number:

Number of Shares Subject to Option:

Participant:


     This AGREEMENT, dated                                     , made between

MOTOR CLUB OF AMERICA (Company) and ___________________________ (Participant).

                            WITNESSETH

1.   GRANT OF OPTION

     Pursuant to the provisions of the Motor Club of America 1987 Stock

Option Plan (Plan), the Company hereby grants to the Participant, subject to the terms and conditions of the Plan and subject to the provisions of this Agreement, the right and option to purchase ________ shares of the common stock of the Company at the times and at the purchase price as set forth below.

      TERMS AND CONDITIONS

      a)  Option Price: $            per share, subject to adjustment

pursuant to subparagraph 2(h), below.

      b)  Time and Exercise:

         	Percentage							Date First
         	of Option							Exercisable

                25%					First anniversary of this Agreement
                25%					Second anniversary of this Agreement
                25%					Third anniversary of this Agreement
                25%					Fourth anniversary of this Agreement

      c)  Expiration Date

     The Participant shall have a period of five (5) years from the date of this Agreement to exercise the option in whole or in part in accordance with the schedule set forth in paragraph b above. At the end of such five

(5) year period, any unexercised portion of the option shall lapse and be null and void.

      d)  Payment of Option Price Upon Exercise

      The purchase price of the shares as to which an option is being exercised shall be paid the Company either in cash or in such other consideration as shall be acceptable to the Company. In no event shall the fair market value of such other consideration be less than the option price set out above, times the number of shares as to which an option is exercised.

      e)  Exercise in the Event of Death or Termination

       If the Participant's employment is terminated because of his physical or mental disability or because he retires or dies, his options may be exercised, to the extent that he would have been entitled to do so on the date of such termination, by the Participant if living, or if not by the person or persons to whom the right to exercise such options shall pass by operation of the Participant's will or, of no person has such right, by his executors or administrators. Such exercise shall be made within three months from the date of termination.

     If a Participant voluntarily resigns from the Company or is terminated by the Company, options held by him shall lapse and be of no further force or effect.

     f)   Nontransferability

     No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the

Participant, an option shall be exercisable only by him.

     g) Investment representation - Resale Limitation

     At the time of the exercise of any options (in whole or in part) the

Participant shall deliver to the Company a written statement that the shares being acquired upon such exercise are for investment and not for resale or distribution by the Participant. Each share certificate delivered to the Participant upon the exercise of an option shall bear a legend as shall be required by the Company regarding restrictions on the sale of such shares.

     h) Adjustment

     In the vent of a change in the common stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger,

consolidation, split-up, combination or exchange of shares or similar event, the number and kind of shares subject to this Agreement along with the option price attaching to such shares, may be appropriately adjusted consistent with such change in a manner to be determined by the Company to prevent substantial dilution or enlargement of the rights to, or available to, the Participant.

3.	NO RIGHTS AS SHAREHOLDER

    The Participant shall have no rights as shareholder with respect to any shares subject to an option held by him prior to the date of issuance to him of a certificate or certificates for such shares.

4.  NO RIGHT TO CONTINUED SERVICE

    Neither the existence of the Plan, nor any option held under the Plan shall grant to the Participant any right with respect to continued service with the Company.

5.  LEGAL COMPLIANCE

    The Plan and this Agreement, and the obligation of the Company to deliver shares upon exercise of Options, shall be subject to all applicable federal, state or local laws, regulations and rules and to such approvals of competent government agencies as may, in the opinion of the Company, be required.

6.  AMENDMENT AND TERMINATION

    The Participant acknowledges that the Board of Directors of the

Company may from time to time amend, suspend or terminate the Plan provided, however, that subject to the provisions of Subparagraph 2(h),

above, no such amendment, suspension or termination shall alter or impair any option previously granted to the Participant, without his written agreement.

7.  PARTICIPANT BOUND BY PLAN

    The Participant acknowledges receipt of a copy of the Plan and of this

Agreement, and agrees to be bound by all the terms and provision thereof.

8.  NOTICES

    Any notice of the Company hereunder shall be addressed to its office,

95 Route 17 South, Paramus, New Jersey 07653-0931, Attention: President,

and any notice hereunder to the Participant shall be addressed to him at the address maintained on the files of the Company, subject to the right of either party to designate in writing an alternative address at any time.

9.  GENDER

    Wherever in this Agreement words of the masculine genera shall occur they shall be deemed to include the female gender as the context of this

Agreement shall require.

10. COUNTERPARTS

    This Agreement has been executed in two counterparts each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the date first above written.

									     MOTOR CLUB OF AMERICA


										 By:__________________________
										 Title:


___________________________
Participant

                            EXHIBIT 4.4

                FORM OF 1992 STOCK OPTION AGREEMENT

                       MOTOR CLUB OF AMERICA

                    1992 STOCK OPTION AGREEMENT


Option Number:

Number of Shares Subject to Option:

Participant:


     This AGREEMENT, dated                                       , made between

MOTOR CLUB OF AMERICA (Company) and _______________________ (Participant).

                            WITNESSETH

1.   GRANT OF OPTION

     Pursuant to the provisions of the Motor Club of America 1992 Stock

Option Plan (Plan), the Company hereby grants to the Participant, subject to the terms and conditions of the Plan and subject to the provisions of this Agreement, the right and option to purchase ________ shares of the common stock of the Company at the times and at the purchase price as set forth below.

     TERMS AND CONDITIONS

     a) Option Price: $            per share, subject to adjustment

pursuant to subparagraph 2(h), below.

     b) Time and Exercise:

        Percentage						Date First
        OF OPTION						EXERCISABLE

            25%							First anniversary of this Agreement
            25%							Second anniversary of this Agreement
            25%							Third anniversary of this Agreement
            25%							Fourth anniversary of this Agreement

     c) Expiration Date

     The Participant shall have a period of five (5) years from the date of this Agreement to exercise the option in whole or in part in accordance with the schedule set forth in paragraph b above. At the end of such five

(5) year period, any unexercised portion of the option shall lapse and be null and void.

     d) Payment of Option Price Upon Exercise

     The purchase price of the shares as to which an option is being exercised shall be paid the Company either in cash or in such other consideration as shall be acceptable to the Company. In no event shall the fair market value of such other consideration be less than the option price set out above, times the number of shares as to which an option is exercised.

     e) Exercise in the Event of Death or Termination

     If the Participant's employment is terminated because of his physical or mental disability or because he retires or dies, his options may be exercised, to the extent that he would have been entitled to do so on the date of such termination, by the Participant if living, or if not by the person or persons to whom the right to exercise such options shall pass by operation of the Participant's will or, of no person has such right, by his executors or administrators. Such exercise shall be made within three months from the date of termination.

     If a Participant voluntarily resigns from the Company or is terminated by the Company, options held by him shall lapse and be of no further force or effect.

     f)   Nontransferability

     No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the

Participant, an option shall be exercisable only by him.

     g) Investment representation - Resale Limitation

     At the time of the exercise of any options (in whole or in part) the

Participant shall deliver to the Company a written statement that the shares being acquired upon such exercise are for investment and not for resale or distribution by the Participant. Each share certificate delivered to the Participant upon the exercise of an option shall bear a legend as shall be required by the Company regarding restrictions on the sale of such shares.

     h) Adjustment

     In the vent of a change in the common stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger,

consolidation, split-up, combination or exchange of shares or similar event, the number and kind of shares subject to this Agreement along with the option price attaching to such shares, may be appropriately adjusted consistent with such change in a manner to be determined by the Company to prevent substantial dilution or enlargement of the rights to, or available to, the Participant.

3.  NO RIGHTS AS SHAREHOLDER

    The Participant shall have no rights as shareholder with respect to any shares subject to an option held by him prior to the date of issuance to him of a certificate or certificates for such shares.

4.  NO RIGHT TO CONTINUED SERVICE

    Neither the existence of the Plan, nor any option held under the Plan shall grant to the Participant any right with respect to continued service with the Company.

5.  LEGAL COMPLIANCE

    The Plan and this Agreement, and the obligation of the Company to deliver shares upon exercise of Options, shall be subject to all applicable federal, state or local laws, regulations and rules and to such approvals of competent government agencies as may, in the opinion of the Company, be required.

6.  AMENDMENT AND TERMINATION

    The Participant acknowledges that the Board of Directors of the

Company may from time to time amend, suspend or terminate the Plan provided, however, that subject to the provisions of Subparagraph 2(h),

above, no such amendment, suspension or termination shall alter or impair any option previously granted to the Participant, without his written agreement.

7.  PARTICIPANT BOUND BY PLAN

    The Participant acknowledges receipt of a copy of the Plan and of this

Agreement, and agrees to be bound by all the terms and provision thereof.

8.  NOTICES

    Any notice of the Company hereunder shall be addressed to its office,

95 Route 17 South, Paramus, New Jersey 07653-0931, Attention: President,

and any notice hereunder to the Participant shall be addressed to him at the address maintained on the files of the Company, subject to the right of either party to designate in writing an alternative address at any time.

9.  GENDER

    Wherever in this Agreement words of the masculine genera shall occur they shall be deemed to include the female gender as the context of this

Agreement shall require.

10. COUNTERPARTS

    This Agreement has been executed in two counterparts each of which shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the date first above written.

     										MOTOR CLUB OF AMERICA

											By:__________________________
											Title:

___________________________
Participant

Motor Club of America
December ____ 1997
Page 2

                            EXHIBIT 5.1

OPINION OF SILLS CUMMIS ZUCKERMAN RADIN TISCHMAN EPSTEIN & GROSS, P.A. AS TO LEGALITY

                                                     June 16, 1998

Motor Club of America
95 Route 17 South
Paramus, New Jersey 07653

Gentlemen:

     We serve as your general outside counsel and are familiar with the Certificate of Incorporation, Bylaws and corporate proceedings generally of Motor Club of America (the "COMPANY"). We have reviewed the corporate records as to the establishment of the Company's 1987 Stock Option Plan, which calls for the issuance of up to 100,000 shares of Common Stock to optionees upon their exercise of options that may be granted to them, and the corporate records as to the establishment of the Company's 1992 Stock Option Plan, which calls for the issuance of up to 100,000 shares of Common Stock to optionees upon their exercise of options that may be granted to them. Based upon such examination and considerations, we are of the opinion:

     1.	That the Company is a duly organized and validly existing corporation under the laws of the State of Delaware; and

     2.	That the Company has taken all necessary and required corporate actions in connection with the proposed issuance of 200,000 shares of Common Stock and that Common Stock, when issued and delivered, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Registration Statement and may not be circulated to, or relied upon by, any other person. We hereby consent to be named in the Registration Statement and the Prospectus which constitutes a part thereof as the attorneys who have passed upon legal matters in connection with the issuance of the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement.

			     					Yours truly,

     								SILLS CUMMIS ZUCKERMAN RADIN TISCHMAN
       								EPSTEIN & GROSS, P.A.

     								By:__________________

                           EXHIBIT 23.2

                 CONSENT OF COOPERS & LYBRAND L.L.P.

                   INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Motor Club of America:

					CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 of Motor Club of America of our report dated March 10, 1998, on our audits of the consolidated financial statements and financial statement schedules of Motor Club of America and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which is included in the December 31, 1997 annual report on Form 10-K of Motor Club of America. We also consent to the reference to our firm under the caption "Experts".


     						COOPERS & LYBRAND L.L.P.

New York, New York
May 28, 1998